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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2003

                                   AMTROL Inc.
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               (Exact Name of Registrant as Specified in Charter)

        Rhode Island                   0-20328                  05-0246955
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)           Identification No.)

                   1400 Division Road, West Warwick, RI 02893
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               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (401) 884-6300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE


       On December 26, 2001, The Company entered into a $42.5 million senior first-priority secured credit facility arranged by Foothill Capital Corporation (the "Foothill Facility") and a senior second-priority secured credit facility with affiliates of The Cypress Group L.L.C. (the "Cypress Facility"). The Foothill Facility provides the Company with a Revolving Credit Facility and a Term Loan Facility consisting of Term Loan A and Term Loan B.
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       On November 18, 2003, the Company amended its senior first-priority secured credit facility with Foothill Capital Corporation (the "Foothill Facility") by entering into the First Amendment and Waiver to Loan and Security Agreement (the "First Amendment") and also amended its senior second-priority secured credit facility with affiliates of the Cypress Group L.L.C. (the "Cypress Facility") by entering into the Second Amendment to Loan and Security Agreement (the "Second Amendment"). The First Amendment increased Term Loan B by $15.0 million to $20.3 million and extended the maturity date of Term Loan B to December 26, 2005. Commitments under the Revolving Credit Facility and Term Loan A were reduced in the aggregate from $35.0 million to $30.0 million. The additional funds provided by the First Amendment will be used for capital investment programs, general working capital purposes and may also be used to purchase the Company's Senior Subordinated Notes in an aggregate amount not to exceed $5.0 million. The First Amendment also revised certain covenants to be more consistent with the Company's business plans.

       The First Amendment and the Second Amendment also give the Company the right, through December 31, 2003, to exchange additional new debt totaling $6.3 million provided under the Cypress Facility for a portion of the Company's Senior Subordinated Notes held by affiliates of The Cypress Group L.L.C. The Company and or affiliates of the Company, including entities related to Cypress may continue, from time to time, to purchase the Senior Subordinated Notes previously issued by the Company in the open market or by other means.

       The Company's obligations under the Foothill Facility and the Cypress Facility continue to be guaranteed by Amtrol Holdings Inc. and each direct and indirect domestic subsidiary of the Company and are secured by substantially all assets of the Company and its subsidiaries.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      c) Exhibits. The following exhibits are filed in conjunction with this document:

                  Exhibit 10.   First Amendment and Waiver to Loan and Security
                                        Agreement dated December 26, 2001

                  Exhibit 10.1  Second Amendment to Loan and Security
                                        Agreement dated December 26, 2001

                  Exhibit 99.1  Press Release dated November 18, 2003



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMTROL INC.


Date:  November 25, 2003           By:/s/ALBERT D.INDELICATO
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                                           Albert D. Indelicato,
                                           President, Chairman of the Board,
                                           Chief Executive Officer and Director

Date:  November 25, 2003           By: /s/LARRY T.GUILLEMETTE
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                                           Larry T. Guillemette,
                                           Executive Vice President,
                                           Chief Financial Officer and
                                           Treasurer